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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF CUMULUS MEDIA INC.

Name of Subsidiary                                      Jurisdiction of Incorporation
--------------------                                    -----------------------------
Cumulus Broadcasting LLC                                           Nevada
Cumulus Licensing LLC                                              Nevada
Broadcast Software International Inc.                              Nevada
Caribbean Communications Company Limited                         Montserrat
Gem Radio Five Limited                                       Trinidad and Tobago
Cumulus KC Licensing Corp.                                         Nevada
Cumulus KC Acquisition Corp.                                       Nevada